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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 19, 2004

                                   AETNA INC.
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             (Exact name of registrant as specified in its charter)

        Pennsylvania                     1-16095                  23-2229683
----------------------------     -----------------------       -------------
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
of incorporation)                                            Identification No.)

151 Farmington Avenue
Hartford, Connecticut                                               06156
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(Address of principal executive offices)                        (Zip Code)

                                 (860) 273-0123
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              (Registrant's telephone number, including area code)

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 19, 2004, Aetna Inc. ("Aetna") entered into a new unsecured $800 million, five-year revolving credit agreement (the "Credit Agreement") with JPMorgan Chase Bank, N.A. ("JPMCB"), as administrative agent, and the 17 lender parties thereto led by JPMCB, Bank of America, NA, Citibank N.A., Deutsche Bank AG New York Branch, and Wachovia Bank, N.A. The Credit Agreement replaces Aetna's existing credit facilities. The Credit Agreement is summarized in Item
2.03 of this report, which is incorporated by reference into this Item 1.01.

The administrative agent and certain of the lender parties to the Credit Agreement perform normal banking, investment banking and/or advisory services for Aetna and its affiliates from time to time for which they have received customary fees and expenses.

A copy of the Credit Agreement is filed as Exhibit 99.1 to this report and is incorporated herein by reference.


Item 1.02 Termination of a Material Definitive Agreement.

On November 19, 2004, simultaneously with entering into the Credit Agreement, Aetna terminated its existing credit facilities (the "Existing Facilities").
The lending commitments under the Existing Facilities were evidenced by a certain $500 million, three-year revolving credit agreement dated as of November 27, 2002, among Aetna, JPMCB, as administrative agent, and the nine lender parties thereto led by JPMCB, Bank of America, NA, Citibank N.A., Deutsche Bank AG New York Branch, and Fleet National Bank; and a certain 364-day revolving credit agreement dated as of November 26, 2003, among Aetna, JPMCB, as administrative agent, and the 13 lender parties thereto led by JPMCB, Bank of America, NA, Citibank N.A., Deutsche Bank AG New York Branch, and Fleet National Bank. The three-year Existing Facility was scheduled to expire on November 27, 2005, and the 364-day Existing Facility was scheduled to expire on November 24, 2004.

The administrative agent and certain of the lender parties to the Existing Facilities have performed normal banking, investment banking and/or advisory services for Aetna and its affiliates from time to time for which they have received customary fees and expenses.


Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Credit Agreement provides for the granting of revolving loans and the issuance of letters of credit at Aetna's request, up to a maximum aggregate amount outstanding of $800 million. Aetna has the option to expand the lenders' aggregate commitments under the Credit Agreement to a maximum of $1 billion, subject to certain conditions precedent. The maximum aggregate amount of outstanding letters of credit under the Credit Agreement is limited to $150 million. Outstanding letters of credit count as usage of the available commitments under the Credit Agreement.

The Credit Agreement expires November 19, 2009. Various interest rate options are available under the Credit Agreement. Any revolving borrowings mature on the termination date of the Credit Agreement. Aetna pays facility fees on the lenders' aggregate commitments under the facility ranging from 0.08% to 0.225% per annum, depending on Aetna's long-term senior unsecured debt rating. The facility fee at November 23, 2004 is at an annual rate of 0.11%.

The Credit Agreement contains customary representations, warranties and covenants, including financial covenants, for a transaction of this type. Under the terms of the facility, Aetna is required to maintain a minimum level of shareholders' equity, excluding any minimum pension liability adjustment and any net unrealized capital gains and losses, as of each fiscal quarter ending on or after December 31, 2004. The required minimum level is increased by 50% of Aetna's consolidated net income for each quarter beginning with the quarter ending December 31, 2004. Aetna also is required to maintain its ratio of total debt to consolidated capitalization as of each fiscal quarter ending on or after December 31, 2004 at or below 0.40 to 1.00. For this purpose, consolidated capitalization means the sum of shareholders' equity, excluding any minimum pension liability adjustment and any net unrealized capital gains and losses, plus total debt.

The Credit Agreement also contains customary events of default, including a cross default provision and a change of control provision. If an event of default occurs that is not otherwise waived or cured, lenders holding a specified percentage of the commitments or outstanding loans may terminate the obligations of the lenders to make loans under the Credit Agreement and the obligations of the issuing banks to issue letters of credit and/or may declare the loans outstanding under the Credit Agreement to be due and payable. Such termination and acceleration will occur automatically in the event of a bankruptcy default.

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The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 99.1 to this report and is incorporated herein by reference. You are encouraged to read the Credit Agreement.


Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 $800,000,000 Five-Year Credit Agreement Dated as of November 19, 2004.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AETNA INC.

Date: November 23, 2004                    By: /s/ Ronald M. Olejniczak
                                               ---------------------------------
                                           Name: Ronald M. Olejniczak
                                           Title: Vice President and Controller

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                                  EXHIBIT INDEX

Exhibit No.     Description

99.1            $800,000,000 Five-Year Credit Agreement Dated as of November 19,
                2004.